Exhibit 10.1
[EXECUTION COPY]
DEPOSIT ESCROW AGREEMENT
THIS DEPOSIT ESCROW AGREEMENT (“Deposit Escrow Agreement”) is made and entered into this 3rd day of October, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), and A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association (“Deposit Escrow Agent”).
BACKGROUND
On the date hereof, Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger (“Merger Agreement”). Capitalized terms not defined herein shall have the same definitions as set forth in the Merger Agreement. Parent desires to acquire the Company pursuant to the Merger Agreement through the Offer and/or the Merger whereby Merger Sub will merge with and into the Company. In order to secure Parent’s and Merger Sub’s obligations under the Merger Agreement, Merger Sub has deposited $20,000,000 into escrow with the Deposit Escrow Agent to be held, invested and distributed in accordance with the terms and provisions of this Deposit Escrow Agreement.
Parent, Merger Sub and Company hereto acknowledge that Deposit Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Deposit Escrow Agreement to the Merger Agreement are for convenience, and that Deposit Escrow Agent shall have no implied duties beyond the express duties set forth in this Deposit Escrow Agreement.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:
1.	Appointment of Deposit Escrow Agent; Delivery of Deposit; Acknowledgment of Receipt.
1.1 Deposit Escrow Agent is hereby appointed to act as escrow agent to hold the Deposit Escrow Amount as defined in paragraph 1.2 below and to make distributions, all in accordance with the terms hereof, and Deposit Escrow Agent hereby accepts such appointment and agrees to act in the capacity of escrow agent in accordance with the terms hereof.
1.2 Prior to or contemporaneously with the execution and delivery hereof, Merger Sub shall deposit with Deposit Escrow Agent funds in the amount of Twenty Million Dollars ($20,000,000) (the “Deposit”). The Deposit Escrow Agent shall acknowledge receipt of the Deposit upon actual receipt thereof. The Deposit and the proceeds of investment thereof and/or any interest thereon, as applicable, are hereinafter collectively referred to as the “Deposit Escrow Amount.” Deposit Escrow Agent shall hold and dispose of the Deposit Escrow Amount in accordance with the terms of this Deposit Escrow Agreement.

1.3 Deposit Escrow Agent is authorized and directed to deposit, transfer, and hold and invest any cash in the Deposit Escrow Amount and any investment income thereon only as set forth in Exhibit “A” hereto, or as set forth in any subsequent written instruction signed by all the parties. Parent, Merger Sub and Company acknowledge that they have read and understand Exhibit “A” hereto. The dividends, distributions, interest, gains and other earnings of or from the Deposit Escrow Amount (“Net Income”), less any fees, costs and expenses charged against and paid from such Net Income, shall be held by Deposit Escrow Agent and shall become part of the Deposit Escrow Amount, and shall be disbursed in accordance with paragraph 2 and paragraph 3 of this Deposit Escrow Agreement.
1.4 Deposit Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Deposit Escrow Agreement. Deposit Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Deposit Escrow Agreement. Deposit Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Deposit Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of Deposit Escrow Agent or for any third person or dealing as principal for its own account. Parent, Merger Sub and Company acknowledge that Deposit Escrow Agent is not providing investment supervision, recommendations, or advice.
2.	Distribution of Deposit Escrow Amount upon Acceptance Date or Effective Time.
On the Acceptance Date, the Deposit Escrow Agent shall pay the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Offer Price in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent immediately on the Acceptance Date. Except as otherwise provided in paragraph 3, if the Offer Closing does not occur, Deposit Escrow Agent shall pay prior to the Effective Time the Deposit Escrow Amount to the Paying Agent in partial payment of the aggregate Merger Consideration, in accordance with written instructions from Parent and Company in the form attached hereto as Exhibit “2”, which written instructions shall be provided to Deposit Escrow Agent prior to the Effective Time.
3.	Distribution of Deposit Escrow Amount in All Other Circumstances.
If the Merger Agreement is not signed by all parties thereto by 11:59 p.m. on October 4, 2011, the Deposit Escrow Agent shall return the Deposit Escrow Amount to Merger Sub, at the written direction of Merger Sub.

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If the Closing shall not occur on or before December 30, 2011, upon the Final Determination (as defined below), the Deposit Escrow Amount shall be paid to the Company if (a) all conditions under Sections 8.1 and 8.2 of the Merger Agreement have been satisfied or waived by Parent on behalf of itself and Merger Sub (it being understood and agreed that if a condition under Sections 8.1 and 8.2 is not satisfied primarily as a result of Parent’s or Merger Sub’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied) or (b) the conditions under Section 8.3 of the Merger Agreement have not been satisfied, or waived by Company (it being understood and agreed that if a condition under Section 8.3 is not satisfied primarily as a result of Company’s breach of a representation, warranty or covenant contained in the Merger Agreement, such condition shall be deemed to have been satisfied). If the Closing shall not occur on or before December 30, 2011, upon the Final Determination, the Deposit Escrow Amount shall be paid to Merger Sub if (x) the conditions to be satisfied under Section 8.1 and 8.2 of the Merger Agreement have not been satisfied, deemed satisfied or waived by Parent on behalf of itself and Merger Sub and (y) the conditions under Section 8.3 under the Merger Agreement have been satisfied, deemed satisfied or waived by Company. In all circumstances, the Deposit Escrow Amount shall be retained by the Deposit Escrow Agent pending a Final Determination, and the Final Determination shall control the manner, amount and recipients in which the Deposit Escrow Amount is to be paid. The procedure for determining the party entitled to receive payment of the Deposit Escrow Amount is set forth below.
3.1 Parent (on behalf of Merger Sub) and/or Company, as applicable, shall give written notice to the Deposit Escrow Agent of its entitlement to the Deposit Escrow Amount. The written notice shall be in the form of Exhibit “3.1” (each, a “Claim Notice”).
3.2 Upon receipt of a Claim Notice from either party (the “Claimant”), the Deposit Escrow Agent shall forward a copy thereof to the other party (the “Respondent”). If the Deposit Escrow Agent does not receive a written objection to the Claim Notice from the Respondent in the form of Exhibit “3.2” (“Objection Notice”) within ten (10) Business Days after the date such notice was deemed delivered to the Respondent, the Deposit Escrow Agent shall deliver the Deposit Escrow Amount to the Claimant or its designee in the manner set forth in the Claim Notice. If the Deposit Escrow Agent receives the Objection Notice within ten (10) Business Days after the date the Claim Notice was deemed delivered to the Respondent, Deposit Escrow Agent shall hold the Deposit Escrow Amount and take no action with respect to it until a Final Determination.
3.3 A “Final Determination” shall mean (i) a written notice from Parent and Company to the Deposit Escrow Agent in the form of Exhibit “3.3” setting forth the manner in which the Deposit Escrow Amount is to be paid, or (ii) a copy of a final order or judgment of a court of competent jurisdiction or decision of an arbitration panel determining the rights of Parent, Merger Sub and Company with respect to the Deposit Escrow Amount or resolution of a claim with respect thereto, accompanied by a letter of counsel of Parent (on behalf of Merger Sub) or Company, as the case may be, addressed to the Deposit Escrow Agent stating that such order or judgment has been finally affirmed on appeal by the highest court before which such appeal may be sought, or has become final by lapse of time or is otherwise not subject to appeal or such decision of the arbitration panel is binding and is not subject to appeal.

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A “Business Day” shall mean a day other than a Saturday, Sunday or day on which the Deposit Escrow Agent is authorized or permitted to close in the jurisdiction in which it is located.
3.4 The Deposit Escrow Agent shall release the Deposit Escrow Amount promptly following the receipt of written evidence of a Final Determination in respect of a pending claim, as contemplated by paragraph 3.3 above.
4.	Duties and Liabilities of the Deposit Escrow Agent.
Parent, Merger Sub and Company hereby recognize and acknowledge that the Deposit Escrow Agent is serving hereunder at their request. Accordingly, it is understood and agreed as follows:
4.1 The Deposit Escrow Agent shall hold the Deposit Escrow Amount during the period or periods specified in this Deposit Escrow Agreement and shall dispose of the Deposit Escrow Amount in accordance with the terms hereof and not as the property of the Deposit Escrow Agent. The duties and responsibilities of the Deposit Escrow Agent shall be entirely administrative and not discretionary, and shall arise solely under and in accordance with this Deposit Escrow Agreement. Under no circumstance will Deposit Escrow Agent be deemed to be a fiduciary to any party or any other person under this Deposit Escrow Agreement.
4.2 Parent, Merger Sub and Company agree that the Deposit Escrow Agent shall not be liable for any claim arising hereunder or in connection herewith (whether or not asserted by Parent, Merger Sub, Company or any third party) unless such claim is based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. Parent (on behalf of itself and Merger Sub) and Company hereby jointly and severally agree to indemnify the Deposit Escrow Agent and hold it harmless from and against all claims, demands, costs, liabilities and expenses, including, without limitation, attorneys’ fees and costs which may be asserted against the Deposit Escrow Agent or to which it may be exposed or which it may incur or suffer, directly or indirectly, by reason of the execution or performance of this Deposit Escrow Agreement, unless such claims, demands, costs, liabilities or expenses are based upon the willful misconduct or gross negligence of the Deposit Escrow Agent in performing its duties pursuant to this Deposit Escrow Agreement. This paragraph 4.2 shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation or removal of the Deposit Escrow Agent. The indemnification provided in this paragraph 4.2 is only for the benefit of the Deposit Escrow Agent and shall not affect the rights of the parties under the Merger Agreement.

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4.3 DEPOSIT ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM DEPOSIT ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF DEPOSIT ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
4.4 Deposit Escrow Agent may fully rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or printed by the proper party or parties. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit “4.4-A” and Exhibit “4.4-B” to this Escrow Agreement.
4.5 Deposit Escrow Agent shall not be liable for any reasonable action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Deposit Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith or in accordance with or in reliance upon the opinion of such counsel. In addition, the Deposit Escrow Agent shall have no liability if it distributes the Deposit Escrow Amount in accordance with a Final Determination or an order of a court of competent jurisdiction or if it delivers such Deposit Escrow Amount to such a court for disposition by such court.
4.6 The fees of Deposit Escrow Agent, as set forth on Exhibit “4.6” hereof, and all of its out-of-pocket expenses, shall be charged against and paid from the Net Income in accordance with paragraph 1.3 of this Deposit Escrow Agreement. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Deposit Escrow Agent’s services as contemplated by this Deposit Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of the Deposit Escrow Amount under this Deposit Escrow Agreement are not fulfilled, or the Deposit Escrow Agent renders any service related to this Deposit Escrow Agreement, but not contemplated in this Deposit Escrow Agreement, or there is any assignment of interest in the subject matter of this Deposit Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Deposit Escrow Agent is made a party to any litigation pertaining to this Deposit Escrow Agreement or the subject matter hereof, then the Deposit Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Deposit Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Deposit Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Deposit Escrow Agent shall have, and is hereby granted, a prior lien upon the Deposit Escrow Amount with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Deposit Escrow Amount.

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4.7 Income with respect to the Deposit Escrow Amount shall be deemed to have been earned by the party who receives the Deposit Escrow Amount and shall be subject to withholding regulations then in force with respect to United States taxes. Each party shall, at the request of Deposit Escrow Agent, provide the Deposit Escrow Agent with appropriate W-9 forms or tax identification number certifications, or resident alien certifications. This paragraph shall survive notwithstanding any termination of this Deposit Escrow Agreement or the resignation of the Deposit Escrow Agent.
4.8 This Deposit Escrow Agreement expressly sets forth all the duties of the Deposit Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Deposit Escrow Agreement against the Deposit Escrow Agent. Deposit Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except the Deposit Escrow Agreement.
4.9 Deposit Escrow Agent may resign and be discharged from its duties or obligations under this Deposit Escrow Agreement by giving not less than thirty (30) days’ prior written notice to Parent and Company of such resignation, provided that no such resignation shall be effective until a successor Deposit Escrow Agent, designated jointly by Parent and Company, has agreed to serve as Deposit Escrow Agent in accordance with the terms of this Deposit Escrow Agreement. From the date of said letter of resignation until the delivery of the Deposit Escrow Amount to the successor Deposit Escrow Agent, the Deposit Escrow Agent’s sole duty hereunder shall be to retain the Deposit Escrow Amount and invest and reinvest said Deposit Escrow Amount pursuant to paragraph 1.3. Notwithstanding the foregoing, if no successor is appointed within thirty (30) days after such resignation notice is deemed given hereunder, the Deposit Escrow Agent may deliver the Deposit Escrow Amount into a court of competent jurisdiction and, thereupon, shall be released from any and all obligations and liabilities arising under or in connection with this Deposit Escrow Agreement or its duties as an escrow agent hereunder.
4.10 If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Deposit Escrow Agreement, or the Deposit Escrow Agent is in doubt as to the action to be taken hereunder, the Deposit Escrow Agent may, at its option, retain the Deposit Escrow Amount until the Deposit Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Deposit Escrow Amount, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Deposit Escrow Amount, in which event the Deposit Escrow Agent shall be authorized to disburse the Deposit Escrow Amount in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Deposit Escrow Agent shall be relieved of all liability as to the Deposit Escrow Amount and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Deposit Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

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5.	Termination.
The duties of the Deposit Escrow Agent shall be terminated (a) upon disbursement or release of the entire Deposit Escrow Amount by the Deposit Escrow Agent in accordance with the terms hereof; (b) by written mutual consent signed by Company and Parent (on behalf of itself and Merger Sub), or (c) by delivery or payment of the Deposit Escrow Amount into a court of competent jurisdiction pursuant to a resignation in accordance with paragraph 4.9 or as otherwise contemplated by paragraph 4.10.
6.	Escheat.
Parent, Merger Sub and Company are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Deposit Escrow Agent shall have no liability to the parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Deposit Escrow Amount escheat by operation of law.
7.	Notice.
All notices, consents, approvals, directions, and instructions required or permitted under this Deposit Escrow Agreement shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service guaranteeing delivery within twenty-four (24) hours (charges prepaid), and addressed as follows:
(i)	If to Parent or Merger Sub:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
with a copy to:
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 303309-3488
Attention: Todd Wade, Esquire
Facsimile: (404) 420-0694

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(ii)	If to Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057

with a copy to:

Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
Attention: Alan H. Lieblich, Esquire
Facsimile: (215) 569-5555
(iii)	If to Deposit Escrow Agent:
Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention: Lisa D’Angelo; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-5261
Facsimile: (212) 509-1716
or to such other address or to the attention of such other person as any party shall have requested by a written notice given pursuant to this paragraph 7. Notices will be deemed to have been given hereunder when delivered personally, one day after deposit with a nationally recognized overnight courier service or three (3) days after deposit in the U.S. Mail, as may be applicable, whether or not delivery is accepted by the addressee. Notices also may be given by facsimile with written confirmation of receipt, to the fax numbers, as applicable, set forth above, and shall be effective on the date transmitted if confirmed within forty-eight (48) hours thereafter by a signed original sent in one of the manners provided above. Copies of all communications hereunder shall be sent to Deposit Escrow Agent.
8.	Assignment.
Subject to the Deposit Escrow Agent’s right to withdraw pursuant to Paragraph 4.9 hereof, this Agreement may not be assigned by Parent, Merger Sub, Company or the Deposit Escrow Agent without the prior written consent of the other parties (with written consent by Parent applicable to both Parent and Merger Sub) hereto.
9.	Entire Agreement; Waiver.
This Deposit Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Deposit Escrow Agreement may not be amended, supplemented or discharged, no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties (with instrument in writing signed by Parent applicable to both Parent and Merger Sub) hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

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10.	Force Majeure.
The Deposit Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Deposit Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
11.	Governing Law.
This Deposit Escrow Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Philadelphia, in the Commonwealth of Pennsylvania, in connection with any claims or disputes that may arise out of or relate to the subject matter set forth herein.
12.	Counterparts.
This Deposit Escrow Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.	Construction.
The captions in this Deposit Escrow Agreement are inserted for convenience of reference only and shall not limit or affect the interpretation of any provision in this Deposit Escrow Agreement. The singular shall include the plural, and the plural shall include the singular; any gender shall include all other genders as the meaning and context of this Deposit Escrow Agreement shall require. This Deposit Escrow Agreement is the product of arm’s length negotiations between sophisticated, well-represented parties and no provision herein shall be construed against the drafter thereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Deposit Escrow Agreement on the date and year first written above.

PARENT: NICOLE CRAFTS LLC
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

MERGER SUB: SBAR’S ACQUISITION CORPORATION
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President

COMPANY: A.C. MOORE ARTS & CRAFTS, INC.
By:	/s/ Joseph A. Jeffries
	Name:	Joseph A. Jeffries
	Title:	Chief Executive Officer

Wells Fargo Bank, National Association acting solely as DEPOSIT ESCROW AGENT:
By:	/s/ Lisa D’Angelo
	Name:	Lisa D’Angelo
	Title:	Vice President

Exhibit A
Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.
You are hereby directed to deposit, as indicated below, or as we shall jointly direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:
Fed Effective Deposit Account (FFDA)
We understand that amounts on deposit in the FFDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.
We acknowledge that we have full power to direct investments of the Account.
We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

PARENT:	COMPANY:

/s/ Adolph Piperno Authorized Representative	/s/ Joseph A. Jeffries Authorized Representative

October 3, 2011 Date	October 3, 2011 Date

MERGER SUB:

/s/ Adolph Piperno Authorized Representative

October 3, 2011 Date

Exhibit 2

Form of Payment Notice — Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount being maintained by you under and pursuant to the Deposit Escrow Agreement to Paying Agent as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Exhibit 3.1

Form of Claim Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.1 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, [Insert Name of Claimant] hereby notifies you that it is making a claim against [Insert Name of Respondent] for [$                    ] [the full amount] of the Deposit Escrow Amount. The factual basis for this claim is as follows:
[insert facts]
Payment of the Deposit Escrow Amount pursuant to this claim shall be delivered as follows:
[insert instructions for payment]

Sincerely, [INSERT NAME OF CLAIMANT]
By:
Name:
Title:

Exhibit 3.2

Form of Objection Notice
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.2 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, the undersigned hereby notifies you that it objects to [Insert Name of Claimant] Claim Notice dated                     , 2011, and requests that you hold the entire Deposit Escrow Amount until a Final Determination. The factual basis for this objection is as follows:
[insert facts]

Sincerely, [INSERT NAME OF RESPONDENT]
By:
Name:
Title:

Exhibit 3.3
Form of Payment Notice — No Closing
BANK ADDRESS Attention:
Ladies and Gentlemen:
Pursuant to paragraph 3.3 of the Deposit Escrow Agreement (“Deposit Escrow Agreement”), dated October 3, 2011, by and among Nicole Crafts LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corporation, a Pennsylvania corporation (“Merger Sub”), A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (“Company”), and you, Parent, on behalf of itself and Merger Sub, and Company hereby authorize and direct you to pay the entire Deposit Escrow Amount as follows:
[insert agreed upon instructions for payment]

Sincerely,

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Exhibit 4.4-A
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-A is attached, on behalf of Nicole Crafts LLC, a Delaware limited liability company, and Sbar’s Acquisition Corporation, a Pennsylvania corporation.

Name / Title	Specimen Signature

Adolph Piperno Name	/s/ Adolph Piperno Signature

President, Nicole Crafts LLC and Sbar’s Acquisition Corporation Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit 4.4-B
Certificate as to Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation, and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit 4.4-B is attached, on behalf of A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation.

Name / Title	Specimen Signature

Joseph A. Jeffries Name	/s/ Joseph A. Jeffries Signature

Chief Executive Officer Title

David Stern Name	/s/ David Stern Signature

Executive Vice President, Chief Financial
Officer and Chief Administrative Officer Title

Rodney Schriver Name	/s/ Rodney Schriver Signature

Vice President, Chief Accounting Officer
and Controller Title

Amy Rhoades Name	/s/ Amy Rhoades Signature

Senior Vice President and General Counsel Title

Exhibit 4.6

Fees of Deposit Escrow Agent